Exhibit 99.2

AMENDMENT TO REPLACEMENT CAPITAL COVENANT

This Amendment (“Amendment”), dated as of July 18, 2012, by Susquehanna Bancshares, Inc., a Pennsylvania corporation (together with its successors and assigns, the “Corporation”), to the Replacement Capital Covenant, dated as of December 12, 2007 (the “Replacement Capital Covenant”), is entered into by the Corporation for the benefit of the Covered Debtholders as defined in the Replacement Capital Covenant.

Recitals

A.	The Corporation entered into the Replacement Capital Covenant in connection with its issuance of capital efficient notes to an affiliated Delaware statutory trust and the issuance of capital securities and common securities by that trust.

B.	Pursuant to Section 4(b)(ii) of the Replacement Capital Covenant, the Corporation may amend such Replacement Capital Covenant without the consent of the Holders of the then-effective series of Covered Debt if such amendment is not adverse to the Holders of the then-effective series of Covered Debt and an officer of the Corporation delivers to such Holders a written certificate to that effect.

C.	The Corporation has determined that the amendment to the Replacement Capital Covenant being made hereby is not adverse to the Holders of the currently effective series of Covered Debt.

D.	The intent and effect of this Amendment is to amend and clarify the Eligible Debt covered by the Replacement Capital Covenant.

NOW, THEREFORE, the Corporation hereby amends the Replacement Capital Covenant as set forth in this Amendment.

SECTION 1. Definitions.

(a) Capitalized terms used herein (including in the Recitals) and not otherwise amended or defined herein shall have the meanings set forth in the Replacement Capital Covenant.

(b) The definition of the term “Eligible Senior Debt” as set forth in Schedule I to the Replacement Capital Covenant is hereby deleted and replaced in its entirety with the following definition:

“‘Eligible Senior Debt’ means, at any time in respect of any issuer, each series of outstanding unsecured long-term indebtedness for money borrowed of such issuer that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO, (c) has an outstanding principal amount of not less than $50,000,000, (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents, (e) if issued by the Corporation’s Largest Depository Institution Subsidiary, is fully and unconditionally guaranteed by the Corporation on (I) a subordinated basis or (II) if on the relevant Redesignation Date there is no outstanding debt of such Largest Depository Institution Subsidiary meeting the other requirements set forth above and guaranteed by the Corporation on a subordinated basis but there is outstanding debt of such Largest Depository Institution Subsidiary meeting such requirements and guaranteed on a senior basis, a senior basis, and (f) does not by its terms expressly waive the benefit of this Replacement Capital Covenant. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.”

(c) The definition of the term “Eligible Subordinated Debt” as set forth in Schedule I to the Replacement Capital Covenant is hereby deleted and replaced in its entirety with the following definition:

“’Eligible Subordinated Debt’ means, at any time in respect of any issuer, each series of the issuer’s then-outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks senior to the CENts and subordinate to the issuer’s then outstanding series of indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO, (c) has an outstanding principal amount of not less than $50,000,000, (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents, (e) if issued by the Corporation’s Largest Depository Institution Subsidiary, is fully and unconditionally guaranteed by the Corporation on (I) a subordinated basis or (II) if on the relevant Redesignation Date there is no outstanding debt of such Largest Depository Institution Subsidiary meeting the other requirements set forth above and guaranteed by the Corporation on a subordinated basis but there is outstanding debt of such Largest Depository Institution Subsidiary meeting such requirements and guaranteed on a senior basis, a senior basis, and (f) does not by its terms expressly waive the benefit of this Replacement Capital Covenant. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

(d) The following definition of the term “long-term indebtedness” is hereby added to Schedule I to the Replacement Capital Covenant as follows:

“’long-term indebtedness’ means, at any time in respect of any issuer, any debt security of such issuer which has a final maturity date greater than two (2) years from such time.”

SECTION 2. Amendment of Section 4(a). Clause (iii) of Section 4(a) of the Replacement Capital Covenant is hereby deleted and replaced in its entirety with the following:

“the date on which neither the Corporation nor any of its Depositary Institution Subsidiaries has any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt; and”

SECTION 3. Miscellaneous.

(a) Except as expressly amended hereby, all of the provisions of the Replacement Capital Covenant continue in full force and effect.

(b) This Amendment shall be governed and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer, as of the day and year first above written.

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ Drew K. Hostetter
Name:	Drew K. Hostetter
Title:	Executive Vice President and Chief Financial Officer